UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 20, 2014
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(b)           On November 20, 2014, Rand Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, stockholders voted to re-elect director John Binion to the Company’s Board of Directors. Mr. Binion will serve as a Class II Director for a three-year term that expires at the Company’s Annual Meeting to be held in 2017 or until his successor shall have been elected and shall qualify. Stockholders also voted to approve, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers. Additionally, stockholders ratified the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2015. The results of voting on the matters submitted to the stockholders are as follows:

Proposal 1.    Election of Class II Director, John Binion:

Name	For	Withheld	Broker Non-Votes
John Binion	13,340,811	490,325	133,876

Proposal 2.    A non-binding, advisory resolution approving the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
11,261,342	944,645	1,625,149	133,876

Proposal 3.    Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

For	Against	Abstain
13,550,635	1,505	412,872

(c)           See the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2014, and the Company’s First Supplement to its Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 24, 2014, for information about the agreement (the “Settlement Agreement”), entered into between the Company and JWEST, LLC, which terminated the proxy solicitation subject to Rule 14a-12(c) under the Securities Exchange Act of 1934, as amended. The cost to the Company of complying with the terms of the Settlement Agreement was nominal.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: November 21, 2014	By:	/s/ Joseph W. McHugh, Jr.
Name: Joseph W. McHugh, Jr.
Title: Chief Financial Officer